EXHIBIT A-5
               (Designated as EX-3 for EDGAR purposes)

                                         Amended   2/21/85
                                                   6/19/86
                                                   7/07/88
                                                   6/14/90
                                                   6/18/92
                                                   12/8/93
                                                   6/09/94
                                                   1/01/97
                                                   3/20/97
                                                   6/19/97
                                                   9/18/97

                      NATIONAL FUEL GAS COMPANY
                               BY-LAWS


                              ARTICLE I

                       Meeting of Stockholders
           1. Meetings of stockholders may be held at such place, within or without the State of New Jersey, as may be fixed by the Board of Directors and stated in the notice of the meeting.
           2. In 1999 and thereafter, the annual meeting of stockholders shall be held on the third Thursday in February in each year beginning at ten o'clock in the forenoon, local time, unless such day shall be on a holiday, in which event such meeting shall be held at the same hour on the next succeeding business day. In 1998, the Annual Meeting of Stockholders shall be held on Thursday, February 26, 1998 at ten o'clock in the forenoon, local time.
           3. Except as otherwise provided by New Jersey law, written notice of the time, place and purpose or purposes of every meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at the meeting.
           4. Unless otherwise provided by statute, all Special Meetings shall be called upon the written request of three or more directors or of stockholders owning one-fourth of the capital stock issued and outstanding.
           5. Unless otherwise provided in the Company's Certificate of Incorporation or in New Jersey law, (i) the holders of shares entitled to cast a majority of the votes at any meeting of stockholders shall constitute a quorum at such meeting except that the votes that holders of any class or series of shares are entitled to cast shall not be counted in the determination of a quorum for action to be taken at a meeting with respect to which such class or series has no vote, and (ii) the holders of shares of any class or series entitled to cast a majority of the votes of such class or series entitled to vote separately on a specified item of business shall constitute a quorum of such class or series for the transaction of such specified item of business.
                If a quorum shall not be so represented, the stockholders present at any meeting of stockholders shall have power to adjourn the meeting to another time at the same or at another place. If the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting, it shall not be necessary to give notice of the adjourned meeting unless after the adjournment the Board of Directors fixes a new record date for the adjourned meeting. In the event the Board of Directors fixes such a new record date, a notice of the adjourned meeting shall be given to each stockholder of record at the new record date entitled to notice under Article I paragraph 3 of these By-Laws.
           6. At each election of Directors, the proxies and ballots shall be received and all questions respecting the qualification of voters shall be decided by two inspectors, who shall be appointed by the presiding officer of the meeting; provided however, that no candidate for election as Director shall act as inspector. Such inspectors shall be sworn faithfully to perform their duties and shall report in writing the results of the ballot.

                             ARTICLE II
                         Board of Directors
           1. The Board of Directors shall consist of (i) such number of directors, not less than seven nor more than eleven, as may be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, and
(ii) such directors as may be elected by vote of the holders of shares of preferred stock, when and as provided in the Certificate of Incorporation of the Company. In order to qualify for election as a director, a nominee must be a shareholder of the Company.
           2. Subject to the provisions of the Statutes of the State of New Jersey, the Certificate of Incorporation, and the By-Laws of the Corporation, the Board of Directors shall have full and complete management and control of the business and affairs of the Corporation.
           3. The Board of Directors may hold its meetings or any adjournment thereof either in the State of New Jersey or elsewhere and keep the books of the Corporation at such places within or without the State of New Jersey as the Board of Directors may from time to time determine.
           4. Meetings of the Board of Directors may be called at the direction of the Chairman of the Board, the President, or any three of the Directors for the time being in office.
           5. Notice of any meetings of the Board of Directors shall be given to each Director by mailing the same to him at his last known address, as the same appears upon the records of the Corporation at least five days before the meeting or by telegraphing, telephoning or delivering the same to him personally at least one day before the meeting.
           6. At any meeting of the Board of Directors, there may be transacted without special notice, any business within the powers of the Directors to transact, except that of which the Statutes of the State of New Jersey expressly require special notice shall be given.
           7. A majority of the Directors in office shall constitute a quorum for the transaction of any business which may properly come before them. If a majority of said Directors shall not be present at any meeting, the Directors present shall have power to adjourn to a day certain, and notice of the adjourned meeting shall be given by mailing the same addressed to each Director at his address as the same appears upon the records of the Corporation, at least two days prior to the adjourned meeting, or by telegraphing, telephoning or delivering the same to him personally at least one day before said adjourned meeting. But, if a majority of the Board of Directors are present, the said meeting, or any adjourned meeting thereof, may be adjourned to a subsequent day; such adjournment may be without notice of such adjournment if such notice is not required by New Jersey Law (as of June 1997, N.J.S.A. 14A:6-10(2)).
           8. A. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding ("Proceeding") by reason of the fact that such person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another foreign or domestic corporation, or of any partnership, joint venture, sole proprietorship, employee benefit plan, trust or other enterprise, whether or not for profit, to the fullest extent permitted and in the manner provided by the laws of the State of New Jersey.
                B. Nothing in this paragraph 8 shall restrict or limit the power of the Corporation to indemnify its employees, agents and other persons, to advance expenses (including attorneys' fees) on their behalf and to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation in connection with any Proceeding.
                C. The indemnification provided by this paragraph 8 shall not exclude any other rights to which a person seeking indemnification may be entitled under the Certificate of Incorporation, By-Laws, agreement, vote of shareholders or otherwise. The indemnification provided by this paragraph 8 shall continue as to a person who has ceased to be a director or officer, and shall extend to the estate or personal representative of any deceased director or officer."
           9. A. Except with respect to directors whose service as such ceases on or before February 20, 1997, who will continue to receive the previously-effective Director compensation until such time, each Director who is not a regular full-time employee of the Corporation or one or more of its subsidiaries, shall be paid an annual fee of $12,000 in cash and 400 shares of the common stock of the Corporation, payable in equal quarterly increments, in advance (i.e., as of the first business day of the quarter). There will be proration of payments during quarters in which such Director has only partial service. Each such share of stock of the Corporation will be nontransferable until the later of two years from its issuance or six months after such Director's cessation of service.
                B. Each Director of the Corporation who is not a regular full-time employee of the Corporation or one or more of its subsidiaries shall also receive a fee of $1,000 for attendance at any meeting of the Board of Directors and a fee of $800 for attendance at any meeting of any committee of the Board of Directors, except that if a Director participates in a committee meeting by telephone, the fee shall be $500. Each Director shall be reimbursed for the travel expenses incurred by him or her in attending any meeting of the Board of Directors or any committee of the Board of Directors.
           10. Any contract or other transaction between the Corporation or a subsidiary of the Corporation and any other entity shall not be void or voidable because a Director of the Corporation is interested therein if the Corporation has complied with the provisions of any then-applicable New Jersey statute(s) necessary or sufficient to make the transaction not void or voidable, including, as of June 1997, N.J.S.A. 14A:6-10(2)14A:6-8(1).

                             ARTICLE III
                              Officers
           1. At the first meeting after the annual election, the Board of Directors shall choose a Chairman of the Board and a President, both of whom shall be members of the Board of Directors, and one or more Vice Presidents, a Secretary, a Treasurer and a Controller, who need not be members of the Board of Directors, and who shall hold their respective offices until others are chosen and qualify in their stead. The offices of Secretary and Treasurer may be filled by the same person.
           2. In its discretion, the Board of Directors may leave unfilled for such period as it may determine, any office except the offices of the President, Treasurer and Secretary.
           3. The Chairman of the Board shall be the Chief Executive Officer of the Corporation. He shall preside at all meetings of the Board of Directors and shall, during the recess of the Board of Directors, have general control and management of the affairs and business of the Corporation. In the absence of the President, he shall preside at stockholders' meetings.
           4. In addition to the duties and responsibilities specified in the laws of the State of New Jersey and these By-Laws, the President shall preside at all stockholders' meetings and shall perform such other duties as from time to time may be assigned to him by the Board of Directors. In the absence of the Chairman of the Board, or in the event that there is a vacancy in the office of the Chairman of the Board, the President shall be the Chief Executive Officer of the Corporation and shall perform all the duties of the Chairman of the Board as well as those of President.
           5. Each Vice President shall perform such duties as shall from time to time be assigned to him by the Board of Directors, the Chairman of the Board, or the President.
           6. The Secretary, in addition to his statutory duties, shall give proper notice of all meetings of the stockholders and of the Board of Directors. He shall act as Secretary of all meetings of the stockholders and shall perform such other duties as shall from time to time be assigned to him by the Board of Directors or President.
           7. The Treasurer, in addition to his statutory duties, shall keep full and accurate accounts of receipts and disbursements of the funds belonging to the Corporation, and shall cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors whenever they may require it, account of all his transactions as Treasurer, and of the financial condition of the Corporation. He shall perform such other duties as shall be assigned to him by the Board or President, and shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors may from time to time require.
           8. The Controller shall see that adequate records of all assets, liabilities and transactions of the Corporation are maintained; that adequate audits thereof, are currently and regularly made, and in conjunction with other officers, initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with maximum efficiency, safety and economy. He shall also perform all such other duties as usually pertain to the office of Controller. He shall be in all matters subject to the control of and responsible to the Board of Directors alone.
           9. The Board of Directors may from time to time appoint such other officers and agents as they may deem necessary or advisable for the transaction of the business of the Corporation, who shall hold their offices during the pleasure of the Board of Directors and perform such duties as may from time to time be designated or assigned to them by said Board of Directors.
           10. If the office of the Chairman of the Board, the President, Vice President, Secretary, Treasurer, or Controller or one or more of them becomes vacant for any reason whatsoever, the Board of Directors at any duly convened meeting may, by a majority vote of those present, fill such vacancy and the person elected shall hold office for the unexpired term of such office and until his successor shall be chosen.
           11. All officers and agents chosen or appointed by the Board of Directors shall be subject to removal by the Board of Directors at any time with or without cause, and in the case of the absence of any officer or agent of the Corporation, or for any other reason that may seem sufficient to the Board of Directors, the said Board of Directors subject to the limitations herein contained and the statutes in such case made and provided, may, without removal, delegate his powers and duties to any other officer or suitable person for such period as it shall deem proper.
           12. All duly authorized bonds and debentures of the Corporation shall be signed on behalf of the Corporation by its Chairman of the Board or its President, or one of its Vice Presidents or, if so provided by resolution of the Board of Directors, by one or more of such officers and such other officer or officers designated by the Board of Directors; any or all such signatures may be manual or facsimile signatures, the signature on interest coupons attached to any said bonds or debentures shall be a facsimile signature; and the corporate seal or a facsimile of such seal may be impressed, affixed, imprinted or otherwise reproduced on said bonds and debentures and, if attested, shall be attested by the Corporation's Secretary or Assistant Secretary by manual or facsimile signature.
In case any person whose signature (manual or facsimile) appears upon any said bond or debenture or coupons attached thereto shall cease to be an officer of the Corporation, or shall cease to be the officer specified thereon, before the bonds or debentures so signed shall have been authenticated by the trustee under the indenture or other instrument pursuant to which the bonds or debentures are delivered or sold, such bonds or debentures or coupons may nevertheless be adopted by the Corporation, without further action by the Board of Directors, and authenticated and delivered and sold as though the person or persons who so signed or attested such bonds or debentures or coupons had not ceased to be an officer of the Corporation or the officer specified thereof; and any bonds or debentures may be signed as aforesaid; and the seal of the Corporation impressed, affixed, imprinted or otherwise reproduced thereon may be attested on behalf of the Corporation as aforesaid, and coupons attached may be signed as aforesaid by such persons as at the actual date of the execution of the bonds or debentures or coupons shall be the proper officers of the Corporations, although at the time of the date of the bonds or debentures, such persons may not have been officers of the Corporation.

                             ARTICLE IV
                         Executive Committee
           1. The Directors may appoint an executive committee and one or more other committees of not less than three members to be chosen from among the members of the Board of Directors. Such committees may meet at such times and places as the committee shall, by resolution, determine and it shall make its own rules of procedure. A majority of the members of any such committee shall constitute a quorum.
           2. Except as otherwise provided by Board resolution or statute (as of June 1997, N.J.S.A. 14A:6-9(1)), each such committee shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation at any time when the Board of Directors are not in session. Each such committee shall, however, be subject to the specific directions of the Board of Directors.
           3. Each such committee shall keep regular minutes of their transactions and shall cause them to be recorded in books to be kept for that purpose in the office of the Corporation, and shall report the same to the Board of Directors at their regular meetings.

                              ARTICLE V
                         Transfer of Shares
           1. Except as otherwise provided by statute, shares shall be transferred on the books of the Corporation only by the holder thereof in person or by his attorney upon the surrender and cancellation of the certificate or certificates of a like number of shares, except in case of lost or destroyed certificates, and in that case only after the receipt of a satisfactory bond if required by the Board of Directors.
           2. The Board of Directors may appoint a transfer agent and a registrar of transfers, and may require all stock certificates to bear the signatures of either or both.

                             ARTICLE VI
                             Fiscal Year
           1. The fiscal year of the corporation shall begin on the 1st day of October in each calendar year and end on the 30th day of September of the next succeeding year.

                             ARTICLE VII
                    Dividends and Working Capital
           1.   Before declaring any dividends or making any
distribution of profits, the Directors may set apart out of the net profits or out of the surplus of the Corporation as a reserve fund to be used as working capital or for any other proper purpose, such sum or sums as the Directors shall in their discretion deem just and proper and most for the benefit of the Corporation.
           2. Dividends upon the capital stock of the Corporation when declared shall be payable on dates to be determined by the Board of Directors.

                            ARTICLE VIII
                    Closing of Transfer Books and
                        Fixing A Record Book
           The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding sixty days preceding the date of any meeting of stockholders or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect.
           In lieu of so closing the stock transfer books, the Board of Directors may fix, in advance, a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or allotment of rights or exercise of such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                             ARTICLE IX
                          Waiver of Notice
           1. Any notice required to be given by these By-Laws may be waived by the person entitled thereto.

                              ARTICLE X
                                Seal
           1. The common corporate seal is and until otherwise ordered by the Board of Directors shall be an impression upon paper or wax bearing the words - "NATIONAL FUEL GAS COMPANY, NEW JERSEY, INCORPORATED 1902".

                             ARTICLE XI
                        Amendment of By-Laws
           1. Except as otherwise provided by statute, the Board of Directors shall have power to make, alter or repeal the By-Laws of the Corporation by a vote of a majority of all the Directors at any duly convened meeting of the Board, but any By-Laws so made or otherwise promulgated may be altered or repealed and new By-Laws made by the stockholders at any duly conveyed meeting thereof.